Exhibit 10.5
FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT
FOR NON-U.S. OPTIONEES
UNDER DECIPHERA PHARMACEUTICALS, INC.
2017 STOCK OPTION AND INCENTIVE PLAN
Name of Optionee:
No. of Option Shares:
Option Exercise Price per Share:
Grant Date:
Expiration Date:
Pursuant to the Deciphera Pharmaceuticals, Inc. 2017 Stock Option and Incentive Plan as amended through the date hereof (the “Plan”), Deciphera Pharmaceuticals, Inc. (the “Company”) hereby grants to the Optionee named above an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Common Stock, par value $0.01 per share (the “Stock”) of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein this Non-Qualified Stock Option Agreement for Non-U.S. Optionees, including the additional terms and conditions for certain countries, as set forth in the appendix attached hereto (the “Appendix” and, together, the “Agreement”) and in the Plan. This Stock Option is not intended to be an “incentive stock option” under Section 422 of the U.S. Internal Revenue Code of 1986, as amended.
1.Exercisability Schedule. No portion of this Stock Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Administrator (as defined in Section 2 of the Plan) to accelerate the exercisability schedule hereunder, this Stock Option shall vest and become exercisable with respect to the following number of Option Shares on the dates indicated; provided that the Optionee continues to have a Service Relationship at such time. For purposes of this Agreement, “Vesting Commencement Date” shall mean .
[INSERT VESTING SCHEDULE]
Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.
The vesting of this Stock Option shall accelerate in full if, on or within 12 months following, the consummation of a Change in Control Event, the Optionee's Service Relationship with the Company, any Subsidiary or the acquiring or succeeding entity (or an affiliate thereof) is terminated by the Company, any Subsidiary or such entity without Cause.

“Cause” shall mean, unless otherwise provided in an employment or other service agreement between the Company or any Subsidiary and the Optionee, willful misconduct by the Optionee or willful failure by the Optionee to perform his or her responsibilities to the Company or any Subsidiary (including, without limitation, breach by the Optionee of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Optionee and the Company or any Subsidiary), as determined by the Company or any Subsidiary, which determination shall be conclusive. The Optionee shall be considered to have been terminated for Cause if the Company or any Subsidiary determines, within 30 days after the Optionee's resignation, that termination for Cause was warranted.
“Change in Control Event” shall mean, unless otherwise provided in an employment or other service agreement between the Company or any Subsidiary and the Optionee:
(i) the acquisition after the date hereof by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of (x) beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of any equity or membership interest in the Company if, after (but not before) such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the combined voting power of the then-outstanding equity or membership interests of the Company having the right to elect directors of the Company (or otherwise having the right to direct the operation and management of the Company), or (y) the sole power, by the terms of the organizational documents of the Company or by contract, to direct the operation and management of the Company; provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlling or controlled by the Company, or (iv) any acquisition by any entity pursuant to a Sale (as defined below) which complies with clauses (x) and (y) of subsection (ii) of this definition; or
(ii) the consummation of a sale or other disposition of all or substantially all of the assets of the Company (a “Sale”), unless, immediately following such Sale, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the equity or membership interests in the Company immediately prior to such Sale beneficially own, directly or indirectly, more than 50% of the then-outstanding equity or membership interests and the combined voting power of the then-outstanding securities having the right to elect directors (or otherwise having the right to direct the operation and management), respectively, of the resulting or acquiring entity in such Sale (which shall include, without limitation, an entity which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring entity is referred to herein as the “Acquiring Entity”) in substantially the same proportions as their ownership of the equity or membership interest in the

Company immediately prior to such Sale and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Entity) beneficially owns, directly or indirectly, 50% or more of the then-outstanding equity or membership interests in the Acquiring Entity or of the combined voting power of the then-outstanding securities of such entity having the right to elect directors (or otherwise having the right to direct the operation and management of such entity) (except to the extent that such ownership existed prior to the Sale).
Notwithstanding any other provision in this definition, where required to avoid additional taxation under Section 409A of the Code, the event that occurs must also be a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation” as defined in Treas. Reg. Section 1.409A‑3(i)(5).
“Service Relationship” means any relationship as an employee, director or consultant of the Company or any Subsidiary (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual's status changes from full-time employee to part-time employee or consultant).
2.Manner of Exercise.
(a) The Optionee may exercise this Stock Option only in the following manner: from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written notice to the Administrator of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.
Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) to the extent permitted by the Administrator, through the delivery (or attestation to the ownership) or shares of Stock that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; (iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; or (v) a combination of (i), (ii), (iii) and (iv) above. Payment instruments will be received subject to collection.
The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company's receipt from the Optionee of the full purchase price for the Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations. In the event the Optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Stock Option shall be net of the shares of Stock attested to.
(b) The shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee's name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.
(c) The minimum number of shares with respect to which this Stock Option may be exercised at any one time shall be 100 shares, unless the number of shares with respect to which this Stock Option is being exercised is the total number of shares subject to exercise under this Stock Option at the time.
(d) Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.
3.Termination of Service Relationship. If the Optionee's Service Relationship is terminated, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.
(a) Termination Due to Death. If the Optionee's Service Relationship terminates by reason of the Optionee's death, any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of death, may thereafter be exercised by the Optionee's legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of death shall terminate immediately and be of no further force or effect.
(b) Termination Due to Disability. If the Optionee's Service Relationship terminates by reason of the Optionee's disability (as determined by the Administrator), any portion of this Stock Option outstanding on such date, to the extent exercisable on the date of such termination, may thereafter be exercised by the Optionee for a period of 12 months from the date of termination or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect.
(c) Termination for Cause. If the Optionee's Service Relationship terminates for Cause, any portion of this Stock Option outstanding on such date shall terminate immediately and be of no further force and effect.
(d) Other Termination. If the Optionee's Service Relationship terminates for any reason other than the Optionee's death, the Optionee's disability or Cause, and unless otherwise determined by the Administrator, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect.
For the avoidance of doubt, for purposes of this Section 3, the Optionee's service during any portion of a vesting period will not entitle the Optionee to vest in a pro rata portion of the Stock Option if the Optionee's Service Relationship terminates prior to the next vesting date.
For purposes of this Stock Option, the Optionee's Service Relationship will be deemed terminated as of the date the Optionee is no longer actively providing services to the Company or any Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Optionee is providing service or the terms of the Optionee's employment or service agreement, if any) and such date will not be extended by any notice period (e.g., the Optionee's period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Optionee is providing service or the terms of the Optionee's employment or service agreement, if any). The Company shall have the exclusive discretion to determine when the Optionee is no longer actively providing services for purposes of this Stock Option (including whether the Optionee may still be considered to be providing services while on a leave of absence).
4.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
5.Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee's lifetime, only by the Optionee, and thereafter, only by the Optionee's legal representative or legatee.

6.Responsibility for Taxes.
(a)The Optionee acknowledges and agrees that, regardless of any action taken by the Company or, if different, the Subsidiary to which the Optionee is providing services (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Optionee's participation in the Plan and legally applicable or deemed applicable to the Optionee (“Tax-Related Items”) is and remains the Optionee's responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The Optionee further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Stock Options or the underlying shares of Stock, including, but not limited to, the grant, vesting or exercise of the Stock Options, or the subsequent sale of shares of Stock purchased at exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Stock Options to reduce or eliminate the Optionee's liability for Tax-Related Items or achieve any particular tax result. Further, if the Optionee is subject to Tax-Related Items in more than one jurisdiction, the Optionee acknowledges that the Company and/or the Employer (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)Prior to any relevant taxable or tax withholding event, as applicable, the Optionee agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Optionee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from the Optionee's salary, wages or other compensation payable to the Optionee by the Company and/or the Employer, (ii) withholding from proceeds of the sale of the shares of Stock underlying the Stock Options either through a voluntary sale or through a broker-assisted “same day sale” arranged by the Company (on the Optionee's behalf pursuant to this authorization without further consent), (iii) requiring the Optionee to make a payment in cash, (iv) withholding from shares of Stock otherwise deliverable to the Optionee, provided that if the Optionee is a Section 16 officer of the Company under the Exchange Act, then the Company will withhold from proceeds of the sale of shares of Stock acquired upon exercise of the Stock Option or (v) any method determined by the Administrator to be in compliance with applicable laws.
(c)The Company and/or the Employer may withhold or account for Tax-Related Items by considering statutory or other applicable withholding rates, including minimum or maximum rates applicable in the Optionee's jurisdiction(s), provided that in the case of shares of Stock being withheld, the rate used is consistent with the Stock Option being subject to equity account treatment. In the event of over-withholding, the Optionee may receive a refund of any over-withheld amount in cash

(with no entitlement to the equivalent in shares of Stock), or if not refunded, the Optionee may seek a refund from local tax authorities. In the event of under-withholding, the Optionee may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer.
(d)The Optionee agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Optionee's participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares of Stock or the proceeds of the sale of the shares of Stock acquired upon exercise of the Stock Options, if the Optionee fails to comply with his or her obligations in connection with the Tax-Related Items
7.Nature of Grant. By accepting the Stock Option, the Optionee acknowledges, understands, and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)the grant of the Stock Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of stock options, the same number of stock options, or benefits in lieu of stock options, even if stock options or a certain number of stock options have been granted in the past;
(c)all decisions with respect to future stock option or other grants, if any, will be at the sole discretion of the Company;
(d)the Optionee is voluntarily participating in the Plan;
(e)the Stock Option and any Stock subject to the Stock Option, and the income from and value of same, are not intended to replace any pension rights or compensation;
(f)unless otherwise agreed with the Company, the Stock Option and the Stock subject to the Stock Option, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Optionee may provide as a director of a Subsidiary;
(g)the Stock Option and any shares of Stock subject to the Stock Option, and the income from and value of same, are not part of normal or expected compensation for any purpose, including, without limitation to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar mandatory payments;

(h)the future value of the shares of Stock underlying the Stock Option is unknown, indeterminable, and cannot be predicted with certainty;
(i)if the underlying shares of Stock subject to the Stock Option do not increase in value, the Stock Option will have no value;
(j)if the Optionee exercises the Stock Option and acquires shares of Stock, the value of such Stock may increase or decrease, even below the Option Exercise Price per Share;
(k)no claim or entitlement to compensation or damages shall arise from forfeiture of the Stock Option resulting from the termination of the Optionee's Service Relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of labor laws in the jurisdiction where the Optionee is employed or otherwise rendering services or the terms of the Optionee's employment or service agreement, if any);
(l)unless otherwise provided in the Plan or by the Company in its discretion, the Stock Option and the benefits evidenced by this Agreement do not create any entitlement to have the Stock Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of Stock; and
(m)neither the Company, the Employer nor any other Subsidiary shall be liable for any foreign exchange rate fluctuation between the Optionee's local currency and the U.S. dollar that may affect the value of the Stock Option or of any amounts due to the Optionee pursuant to the exercise of the Stock Option or the subsequent sale of any shares of Stock acquired upon exercise.
8.Integration. This Agreement constitutes the entire agreement between the parties with respect to this Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.
9.Data Privacy Consent. The Company and the Employer hold certain personal information about the Optionee, including, but not limited to, the Optionee's name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all Stock Option or any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in the Optionee's favor (“Data”).
The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Optionee's Data as described in this Agreement and any other Stock Option grant materials by and among, as applicable, the Employer, the Company and its other Subsidiaries for the exclusive purpose of implementing, administering and managing the Optionee's participation in the Plan

For Optionees residing in the EU/EEA and United Kingdom, the processing of Optionee’s data is exclusively performed in accordance with the Data Privacy Notice as set out in the Appendix below. In the latter case, the Company relies on the legal basis that the processing of the Optionee’s Data is necessary (i) in order to take steps for entering into or the performance of this Agreement and other contractual obligations in connection with Stock Options and (ii) for the Company’s legitimate business interests of managing the Plan and generally administering employee equity awards.
The Optionee understands that Data will be transferred to [INSERT] (“[PROVIDER]”), or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Optionee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients' country (e.g., the United States) may have different data privacy laws and protections than the Optionee's country. The Optionee acknowledges that the Company, PROVIDER and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan will process the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Optionee's participation in the Plan.
10.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
11.Governing Law and Venue. The Stock Option grant and the provisions of this Agreement are governed by, and subject to, the laws of the State of Delaware, without regard to the conflict of law provisions, as provided in the Plan. For purposes of litigating any dispute that arises under this grant or the Agreement, the parties hereby submit to and consent to the jurisdiction of the Commonwealth of Massachusetts, agree that such litigation shall be conducted in the courts of Middlesex County, Massachusetts or the federal courts for the United States for the District of Massachusetts, where this grant is made and/or to be performed.
12.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Optionee's participation in the Plan, or the Optionee's acquisition or sale of the underlying shares of Stock. The Optionee should consult with his or her own personal tax, legal and financial advisors regarding the Optionee's participation in the Plan before taking any action related to the Plan.
13.Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an exemption from any registration, qualification or other legal requirement applicable to the shares of Stock, the Company shall not be required to deliver any shares of Stock issuable upon exercise of this Stock Option prior to the completion of any registration or qualification of the shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Optionee understands that the Company is under no obligation to register or qualify the Stock with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares of Stock. Further, the Optionee agrees that the Company shall have unilateral authority to amend the Agreement without the Optionee's consent to the extent necessary to comply with securities or other laws applicable to the issuance of shares of Stock.
14.Language. The Optionee acknowledges that he or she is sufficiently proficient in English, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Optionee to understand the terms and conditions of this Agreement. If the Optionee has received this Agreement, or any other documents related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.
15.Electric Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
16.Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
17.Appendix. Notwithstanding any provisions in this Agreement, this Stock Option grant shall be subject to any additional terms and conditions set forth in any Appendix to this Agreement for the Optionee's country. Moreover, if the Optionee relocates to one of the countries included in the Appendix, the additional terms and conditions for such country will apply to the Optionee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.
18.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Optionee's participation in the Plan, on this Stock Option and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
19.Waiver. The Optionee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Optionee or any other optionee.
20.Insider Trading/Market Abuse. By accepting the Stock Option, the Optionee acknowledges that he or she is bound by all the terms and conditions of the Company's insider trading policy as may be in effect from time to time. The Optionee further acknowledges that, depending on the Optionee's or his or her broker's country or the country in which the shares of Stock are listed, he or she may be subject to insider trading restrictions and/or market abuse laws which may affect the Optionee's ability to accept, acquire, sell or otherwise dispose of shares of Stock, rights to shares of Stock (e.g., Options) or rights linked to the value of shares of Stock during such times as the Optionee is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Optionee placed before the Optionee possessed inside information. Furthermore, the Optionee could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company's insider trading policy as may be in effect from time to time. the Optionee acknowledges that it is the Optionee's responsibility to comply with any applicable restrictions, and the Optionee should speak to his or her personal advisor on this matter.
21.Foreign Asset/Account, Exchange Control and Tax Reporting. The Optionee may be subject to foreign asset/account, exchange control, tax reporting or other requirements which may affect the Optionee's ability acquire or hold Stock Options or shares of Stock or cash received from participating in the Plan (including the proceeds arising from the sale of Stock) in a brokerage/bank account outside the Optionee's country. The applicable laws of the Optionee's country may require that he or she report such Stock Options, shares of Stock, accounts, assets or transactions to the applicable authorities in such country and/or repatriate funds received in connection with the Plan to the Optionee's country within a certain time period or according to certain procedures. the Optionee acknowledges that he or she is responsible for ensuring compliance with any applicable requirements and should consult his or her personal legal advisor to ensure compliance with applicable laws.

DECIPHERA PHARMACEUTICALS, INC.
By:
Name:
Title:
The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company's instructions to the Optionee (including through an online acceptance process) is acceptable.
Dated: ____________________
Optionee's Signature

Optionee's name and address:

APPENDIX TO
NON-QUALIFIED STOCK OPTION AGREEMENT
FOR NON-U.S. OPTIONEES
UNDER DECIPHERA PHARMACEUTICALS, INC.
2017 STOCK OPTION AND INCENTIVE PLAN
[INSERT COUNTRY/REGION SPECIFIC NOTIFICATIONS, TERMS AND CONDITIONS]